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                                                                    Exhibit 99.3

                                     CONSENT

     I, Gerald A. Calabrese, Jr., hereby consent, pursuant to Rule 438 under the Securities Act of 1933 (the "Act"), to be identified as a person to be named a director of Interchange Financial Services Corporation ("Interchange") under the captions "SUMMARY - Directors and Officers of Interchange and Interchange Bank Following the Merger," "PROPOSAL NO. 1 - THE MERGER - Interests of Certain Directors, Executive Officers and Shareholders in the Merger" and "PROPOSAL NO. 1 - THE MERGER - Management After the Merger" in the joint proxy statement-prospectus, which is a part of the Registration Statement on Form S-4 as proposed to be filed by Interchange with the Securities and Exchange Commission under the provisions of the Act on or about March 21, 2003.

     IN WITNESS WHEREOF, I have executed this consent as of the 19th day of March 2003.

                                            /s/ Gerald A Calabrese, Jr.
                                            ------------------------------------
                                            Gerald A. Calabrese, Jr.